Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) and related Prospectus of Corrections Corporation of America and Subsidiaries for the registration of an indeterminate amount of debt securities and guarantee of debt securities filed on May 19, 2009 and to the incorporation by reference therein of our report dated February 19, 2009 (except for Note 13, as to which the date is May 14, 2009), with respect to the consolidated financial statements of Corrections Corporation of America and Subsidiaries included in its Current Report (Form 8-K), filed with the Securities and Exchange Commission on May 14, 2009, and to the incorporation by reference therein of our report on the effectiveness of internal control over financial reporting of Corrections Corporation of America and Subsidiaries, included in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2008, filed with the Securities and Exchange Commission.
/s/ ERNST & YOUNG LLP
Nashville, Tennessee
May 18, 2009